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                                                                    EXHIBIT 5.1

                  [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP]

                                                         November 20, 1997

Anika Therapeutics, Inc.
236 West Cummings Park
Woburn, MA 01801

Ladies and Gentlemen:

  Re: Registration Statement on Form SB-2

  This opinion is delivered in our capacity as counsel to Anika Therapeutics, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form SB-2 (the "Registration Statement") relating to 3,450,000 shares of Common Stock, par value $.01 per share (the "Registered Shares"), including 450,000 shares which the underwriters have an option to purchase solely for the purpose of covering over-allotments ("Over-allotment Shares"). Of the 3,450,000 Registered Shares, 2,725,000 (including 225,000 Over-allotment Shares) are to be sold by the Company (the "Company Shares") and 725,000 are to be sold by certain Selling Stockholders (the "Selling Stockholder Shares") to the several underwriters (the "Underwriters") of which Furman Selz LLC, Volpe Brown Whelan & Company LLC and Leerink Swan & Company are the representatives (the "Representatives") pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and the Representatives of the Underwriters.

  As counsel for the Company, we have examined the form of the proposed Underwriting Agreement being filed as an exhibit to the Registration Statement, the Company's Restated Articles of Organization, as amended, and the Company's By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

  Based on the foregoing, we are of the opinion that (A) when (i) the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed by the Company and on behalf of the Underwriters, and (ii) the Registered Shares are sold to the Underwriters and paid for pursuant to the terms of the Underwriting Agreement, the Company Shares will be duly authorized, legally issued, fully paid and non-assessable by the Company under the Business Corporation Law of The Commonwealth of Massachusetts (the "MBCL"), and (B) the Selling Stockholder Shares are duly authorized, legally issued, fully paid and non-assessable by the Company under the MBCL.

  We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          Goodwin, Procter & Hoar llp